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EXHIBIT 99.1
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TRIMEDYNE MOURNS THE DEATH OF DIRECTOR

FOR IMMEDIATE RELEASE
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CONTACT: Jeffrey Rudner
(949) 951-3800, Ext. 285
jrudner@trimedyne.com

September 16, 2008 - Lake Forest, CA: TRIMEDYNE, INC. (OTCBB "TMED") today announced with sorrow the death of Richard F. Horowitz, a Director, advisor and friend of Trimedyne and its staff for twenty-five years.

"Richard's death is a great loss to us", said Marvin P. Loeb, Sc.D., Chairman of Trimedyne, "I have been grateful for his advice and counsel as both a friend and our attorney. His knowledge of our Company and his insight and expertise in the law have served us well over the past twenty-five years, and we will miss him greatly."

Mr. Horowitz died following surgery on September 11, 2008 in New York City, where he practiced law for many years as a Senior Partner of Heller Horowitz & Feit, PC. He was 67 years of age.

Mr. Horowitz had served as Chairman of the Company's Audit Committee and a member of both the Compensation Committee and Nominating and Governance Committee of the Company's Board of Directors.